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                                EXHIBIT 16. (14)

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 19, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report of the AEGON/Transamerica Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights for Acquiring Fund" in such Registration Statement.

PricewaterhouseCoopers LLP
Tampa, Florida

         March 4, 2004